Exhibit 99(b)

FORM OF PRIVATE PLACEMENT PURCHASE AGREEMENT

[               ] (the “Undersigned”), for itself and on behalf of the accounts listed on Exhibit A hereto (the “Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is acquiring Purchased Notes (as defined below) hereunder, a “Purchaser”), enters into this Private Placement Purchase Agreement (this “Agreement”) with New Mountain Finance Corporation, a Delaware corporation (the “Company”), on October 27, 2022, whereby the Purchasers will purchase (the “Purchase”) the Company’s new 7.50% Convertible Notes due 2025 (the “Convertible Notes”), that will be issued pursuant to the provisions of an indenture dated as of August 20, 2018 (the “Base Indenture”), as amended by the Third Supplemental Indenture to be dated as of the Closing Date (as defined below) (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”) in the form of Exhibit B hereto by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank, National Association), as Trustee (the “Trustee”).

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Purchase of Convertible Notes

Subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Undersigned hereby agrees to cause the Purchasers to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers, the principal amount of the Convertible Notes set forth in Exhibit A for the cash purchase price specified in Exhibit A.

The closing of the Purchase (the “Closing”) shall occur on November 2, 2022 or on such other date as the Company and the Undersigned may agree in writing (the “Closing Date”). At least three business days prior to the Closing Date, upon the request of any Purchaser, the Company shall deliver to such Purchaser a duly completed and executed Internal Revenue Service Form W-9 and W-8BenE, as applicable, as well as any other information such Purchaser may reasonably request. At the Closing, (a) each Purchaser shall deliver or cause to be delivered to the Company the “Purchase Price” defined and specified on Exhibit A hereto and (b) upon receipt of the Purchase Price, the Company shall issue to each Purchaser the principal amount of Convertible Notes specified on Exhibit A hereto (collectively, the “Purchased Notes”); provided, however, that the parties acknowledge that the delivery of the Purchased Notes to each Purchaser may be delayed due to procedures and mechanics within the system of The Depository Trust Company or The NASDAQ Global Select Market (“Nasdaq”), or other events beyond the Company’s control and that such delay shall not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect the issuance of one or more global notes representing the Purchased Notes, (ii) such delay is no longer than five business days, and (iii) interest shall accrue on such Purchased Notes from the Closing Date. Notwithstanding the foregoing, for the avoidance of doubt, as of the Closing, each Purchaser shall be deemed for all corporate purposes to have become the legal and record holder of the Purchased Notes without any further action by any party. In the event that any Purchased Notes are not delivered on a timely basis in accordance herewith, the Purchaser shall have all available remedies available at law or in equity. If the Purchased Notes are not eligible for delivery by the Depository Trust Company as set forth above, then the Purchased Notes shall be delivered by physical settlement. Contemporaneously with the Closing, the Company may issue Convertible Notes to one or more other investors, subject to the terms of the Indenture (any such issuances pursuant to such agreements dated as of the date hereof, along with the issuance pursuant to this Agreement, the “Aggregated Transactions”). Oppenheimer & Co. Inc. (“OpCo”) shall provide instructions to the Undersigned for settlement of the Purchase. The delivery of the Purchased Notes shall be effected via DWAC. The Company’s wiring instructions for delivery of the Purchase Price and DWAC settlement instructions will be provided in writing to the Undersigned by the Company via OpCo at least two business days prior to Closing.

Article II: Covenants, Representations and Warranties of the Purchasers

The Undersigned, for itself (and, where specified below, on behalf of each Purchaser), hereby covenants as follows, and makes, severally and not jointly, the following representations and warranties for itself (and, where specified below, on behalf of each Purchaser), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and OpCo, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1 Power and Authorization. Each of the Undersigned and each Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Purchase, in each case on behalf of itself and each Account. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account and (ii) the principal amount of Purchased Notes to be issued to such Account.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and each Purchaser, enforceable against the Undersigned and each such Purchaser in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, or (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or such Purchaser’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or such Purchaser is a party or by which the Undersigned or such Purchaser or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or such Purchaser, except in the case of clauses (ii) and (iii), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, prospects, financial position or results of operations of the Undersigned or such Purchaser, taken as a whole, or affect the Undersigned’s or such Purchaser’s ability to consummate the transactions contemplated hereby in any material respect.

Section 2.3 Qualified Institutional Buyer; Accredited Investor. Each Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Convertible Notes.

Section 2.4 No Affiliates. The Undersigned is not, and to the Undersigned’s knowledge, each Purchaser is not, or has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company.

Section 2.5 Restricted Notes and Shares. Each Purchaser (a) acknowledges that the issuance of the Purchased Notes pursuant to the Purchase and the issuance of any shares (the “Conversion Shares”) of Common Stock, par value $0.01 per share of the Company (the “Common Stock”), upon conversion of any of the Purchased Notes, have not been registered or qualified under the Securities Act or any state securities laws, and the Purchased Notes and any Conversion Shares are being offered and sold in reliance upon exemptions from registration provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged (other than pledges in the ordinary course of business as part of prime brokerage arrangements), hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and that evidence of the Purchased Notes and any Conversion Shares will bear a legend to such effect as specified in the Indenture, and (b) is purchasing the Purchased Notes for investment purposes only for the account of such Purchaser and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the Purchased Notes in a manner that would violate the registration requirements of the Securities Act; provided, however, that by making the representations herein, none of the Purchasers agrees to hold any of the Purchased Notes or Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Purchased Notes or Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Undersigned and each Purchaser confirms to the Company and OpCo that it has such knowledge and experience in business matters that the Undersigned and each such Purchaser is capable of evaluating the merits and risks of an investment in the Purchased Notes or the Conversion Shares and of making an informed investment decision and understands that (x) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment and (y) the purchase of the Purchased Notes or the Conversion Shares by the Undersigned and each Purchaser is a speculative investment which involves a high degree of risk of loss of the entire investment. Each Purchaser acknowledges that the Purchased Notes and Conversion Shares will bear a legend to the effect that Purchaser may not transfer any Purchased Notes or Conversion Shares except (i) to a “qualified institutional investor” in compliance with Rule 144A under the Securities Act or to an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (ii) under any other available exemption from the registration requirements of the Securities Act, including Rule 144 (if available), (iii) pursuant to a registration statement that has been declared effective under the Securities Act or (iv) as otherwise specified in such legend. The Undersigned acknowledges that, to its knowledge, neither it nor any Purchaser has been offered the Purchased Notes by any form of advertising or general solicitation within the meaning of the Securities Act.

Section 2.6 No Illegal Transactions. Each of the Undersigned and each Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a non-affiliated third party (other than to its legal advisors and other representatives) any of the information regarding the Aggregated Transactions nor engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) from the time that the Undersigned was first contacted by any of the Company, OpCo or any other person regarding the Aggregated Transactions, this Agreement or an investment in the Purchased Notes or the Company until the time the Aggregated Transactions were publicly disclosed by the Company. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers, in each case, solely to the extent it has the same economic effect as a “short sale” as defined in Rule 200 of Regulation SHO.

Section 2.7 Adequate Information; No Reliance. The Undersigned acknowledges and agrees on behalf of itself and each Purchaser that (a) the Undersigned has been furnished with all materials it considers relevant to making an investment decision to enter into the Purchase and has had the opportunity to review the Company’s filings and submissions with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act (collectively, the “Public Filings”), and (b) the Undersigned has had the opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Purchase, all of which questions, if any, have been answered to the satisfaction of the Undersigned, (c) the Undersigned has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks and consequences involved in the Purchase and to make an informed investment decision with respect to such Purchase, (d) the Undersigned and each Purchaser have evaluated the tax and other consequences of the Purchase and ownership of the Purchased Notes with their respective tax, accounting or legal advisors, (e) neither the Company nor OpCo is acting as a fiduciary or financial or investment adviser to the Undersigned or such Purchaser, and (f) neither the Undersigned nor such Purchaser is relying, and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives including, without limitation, OpCo, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations, warranties and covenants made by the Company in this Agreement.

Section 2.8 No Public Market. Each Purchaser understands that no public market exists for the Purchased Notes, and that there is no assurance that a public market will ever develop for the Purchased Notes.

Section 2.9 Further Action. Each of the Undersigned and each Purchaser agrees that it shall, upon request, execute and deliver any additional documents determined by the Company or Trustee to be reasonably necessary to complete the Purchase.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Undersigned and each Purchaser and OpCo, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1 Power and Authorization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the Indenture, to perform its obligations hereunder and thereunder, and to consummate the Purchase and the transactions contemplated hereby and thereby. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty or such that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, prospects, financial position or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the validity of the Purchased Notes and the Conversion Shares or the legal authority and ability of the Company to comply in all material respects with the terms of this Agreement and the Indenture and to consummate the transactions contemplated hereby.

Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Indenture, in the form of Exhibit B hereto, will have been duly executed and delivered by the Company and will govern the terms of the Convertible Notes, and the Indenture, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, the Indenture, the issuance of the Purchased Notes, the issuance of any Conversion Shares and consummation of the Purchase will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) and (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or affect the Company’s ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3 Validity of the Purchased Notes. The Purchased Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Purchasers against delivery of the Purchase Price in accordance with the terms of this Agreement, the Purchased Notes will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions. The Purchased Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Undersigned’s and each Purchaser’s representations and warranties hereunder, the Purchased Notes (a) will be issued in the Purchase exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, or any applicable rule or regulation promulgated under the Securities Act, and (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Purchased Notes. The Purchased Notes (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Purchased Notes, when issued, will (i) be eligible for resale under Rule 144A under the Securities Act, and (ii) not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

Section 3.4 Validity of Underlying Conversion Shares. The Purchased Notes will at the Closing be convertible into cash, Conversion Shares, or a combination thereof, with such settlement election being solely at the election of the Company in accordance with the terms of the Indenture. Upon execution and delivery of the Indenture by the Company, any Conversion Shares issuable upon conversion of the Purchased Notes (assuming the Company elects to physically settle the Purchased Notes upon conversion and the maximum conversion rate under any make-whole adjustment applies) shall have been duly authorized and reserved by the Company for issuance upon conversion of the Purchased Notes and, when issued upon conversion of the Purchased Notes in accordance with the terms of the Purchased Notes and the Indenture, will be validly issued, fully paid and non-assessable and shall be free and clear of all encumbrances, and the issuance of any such Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.5 Listing Approval. On or within one business day immediately following a conversion date with respect to the Purchased Notes, the Company shall take all actions necessary to cause any such Conversion Shares delivered in connection with such conversion to be approved for listing on Nasdaq.

Section 3.6 No Material Information. The Company hereby agrees and acknowledges that, upon the filing of a Current Report on Form 8-K disclosing the transactions contemplated by this Agreement and the Aggregated Transactions, the transactions contemplated by this Agreement and the Aggregated Transactions will not constitute material nonpublic information of the Company or any of its subsidiaries and that neither the Undersigned nor the Purchasers are subject to any confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, OpCo, on the one hand, and the Undersigned and/or any Purchaser or any of their respective affiliates, on the other hand. Except with the express written consent of the Undersigned and unless prior thereto the Undersigned and the Company shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, affiliates, employees and agents, including, without limitation, OpCo, not to, provide the Undersigned or the Purchasers with any material nonpublic information regarding the Company or the Aggregated Transactions from and after the date hereof. The Company understands and confirms that the Undersigned, the Purchasers and their respective affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not publicly disclose the name of the Undersigned or any Purchaser, or include the name of the Undersigned, any Purchaser or their respective affiliates and investment advisors, in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Undersigned, except (i) as required by the federal securities laws in connection with the transaction contemplated hereby, and (ii) to the extent such disclosure is required by law, at the request of the Staff of the SEC, any representative of Nasdaq or any other regulatory agency, in which case the Company shall, to the extent practicable, provide the Undersigned with prior written notice of such disclosure and shall reasonably consult with the Undersigned regarding such disclosure.

Section 3.7 No Litigation. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, lawsuit, arbitration, claim, investigation or other proceeding, in each case by or before any court, governmental authority or arbitrator pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries or (ii) judgement, decree, injunction, ruling or order of any court, governmental entity or arbitrator outstanding against the Company.

Section 3.8 Further Actions. The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Undersigned or Trustee to be reasonably necessary to complete the Purchase.

Section 3.9. Reliance on Representations and Warranties. The Company understands and confirms that each Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.10 SEC Filings. As of the date hereof, the Public Filings filed with the SEC since such date that is twelve months prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Public Filings. None of the Public Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Public Filings complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company represents that, other than the Aggregated Transactions, as of the date hereof, no material event or circumstance has occurred which would be required to be publicly disclosed or announced on a Current Report on Form 8-K, either as of the date hereof or solely with the passage of time, by the Company but which has not been so publicly announced or disclosed. A copy of each Public Filing is available to any Purchaser via the SEC’s EDGAR system. As of the date hereof, there are, and upon Closing there shall be, no material outstanding or unresolved comments in comment letters from the staff of the Division of Investment Management of the SEC with respect to any of the Public Filings.

Section 3.11 Most Favored Nation. The Company hereby represents and warrants as of the date hereof, and covenants and agrees from and after the date hereof, that none of the terms offered to any person (“Other Purchaser”) with respect to any purchase of Convertible Notes (each a “Purchase Document”) is or will be more favorable to such person than those of the Purchasers and this Agreement shall be, without any further action by the Undersigned, any Purchaser or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Undersigned and the Purchasers shall receive the benefit of any more favorable terms (economic or otherwise) contained in such Purchase Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement) as the Undersigned or any Purchaser may reasonably request to further effectuate the foregoing. The Company and its affiliates shall not release any Other Purchaser (or any of its affiliates) under any other Purchase Document from any of its material obligations thereunder or any other agreements (including side letters or similar agreements or understandings in respect thereof) with any Other Purchaser (or any of its affiliates) under any other Purchase Agreement unless it offers a similar release to the Purchasers with respect to any similar obligations they have hereunder.

Section 3.12 Investment Company. The Company has duly elected to be regulated by the SEC as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the SEC. Such election is effective and has not been withdrawn, and the provisions of the Company’s amended and restated certificate of incorporation and amended and restated bylaws, and compliance by the Company with the investment objectives, policies and restrictions described in the Public Filings does not conflict with the provisions of the Investment Company Act applicable to the Company. The Company is not required and, after giving effect to the offering and sale of the Convertible Notes and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is used in the Investment Company Act.

Section 3.13 U.S. Real Property Holding Corporation. Neither the Company nor any of its subsidiaries is, or has ever been, and so long as any of the Notes or Conversion Shares are held by any of the Purchasers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each subsidiary shall so certify upon any Purchaser's request.

Section 3.14 Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “NMFC.” The Company is in compliance in all material respects with the rules of Nasdaq and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on Nasdaq. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

Section 3.15 Fees. Except for OpCo, no agent, broker, investment banker, financial advisor or other person is entitled to any brokerage or finder’s fee or other commission or similar fee in connection with the transactions contemplated by this Agreement for which any Purchaser could become liable.

Section 3.16 Compliance with Laws. Except for such matters as have not had and would not be reasonably likely to have a Material Adverse Effect, or affect the Company’s ability to timely consummate the transactions contemplated hereby in any material respect, the Company is in compliance with all laws applicable to the conduct of the business of the Company.

Section 3.17 No Integration. None of the Company, its subsidiaries or any of their affiliates, nor any person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the securities to be sold hereby under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise. None of the Company, its subsidiaries or any of their affiliates, nor any person acting on their behalf, will take any action or steps that would require registration of the issuance of any of the Purchased Notes under the Securities Act or cause the offering of any of the Convertible Notes to be integrated with other offerings of securities of the Company.

Section 3.18. 144 Resale. If requested by the Purchaser, at any time after six months from the Closing Date, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Covered Securities (as defined below) pursuant to Rule 144 at the time of sale of such Covered Securities by a Holder that is not an affiliate of the Company, and that has not been an affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time), except as required by the ‘evergreen’ provisions of Rule 144(i) of the Securities Act, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act (collectively, the “Opinion Assistance”), in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required and the Purchaser’s status as a non-affiliate of the Company. For the sake of clarity, the Company shall not be required to provide Opinion Assistance until or unless the Covered Securities are sold by the Purchaser or the Purchaser has a present intention to sell the Covered Securities, and any opinions provided by the Company’s counsel in connection with such Opinion Assistance shall not be required to provide authority for sales more than 90 days after the date thereof. Any costs related to the foregoing, including fees of the transfer agent, DTC and legal counsel to the Company shall be borne by the Company. The Company will use commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file all reports, and provide all customary and reasonable cooperation, necessary to enable the Holder to resell the Covered Securities pursuant to Rule 144, as applicable, qualify the Covered Securities for listing on the applicable stock exchange on which the Company’s Common Shares are then listed. “Covered Securities” shall mean, as of any date of determination, any Conversion Shares and any other equity security issued or issuable with respect to the Purchased Notes or Conversion Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Covered Securities at the earliest of (A) the date on which such securities have actually been sold by a Holder that is not an affiliate of the Company, and that has not been an affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time), or (B) when such securities shall have ceased to be outstanding. “Holder” shall mean the Purchaser or any affiliate of the Purchaser to which the rights under this Section 3.18 shall have been assigned.

Section 3.19 Regulated Investment Company. For U.S. federal income tax purposes, the Company has duly elected to be treated as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code. In the period following that election to be treated as a RIC, the Company has been organized and operated in conformity with the requirements for qualification and tax treatment as a RIC. The Company has not revoked its election to be treated as a RIC and the Internal Revenue Service has not asserted or, to the knowledge of the Company, threatened to assert that the Company has failed to meet the requirements for qualification and tax treatment as a RIC.

Article IV: Closing Conditions & Notification

Section 4.1 Conditions to Obligations of the Undersigned, each Purchaser and the Company. The obligations of the Undersigned to cause each Purchaser to deliver the “Purchase Price” defined and specified on Exhibit A hereto and of the Company to deliver the Purchased Notes are subject to the satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Undersigned, the Purchasers and the Company contained in Articles II and III, respectively, shall be true and correct as of the Closing in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) with the same effect as though such representations and warranties had been made as of the Closing and unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date.

Section 4.2 Notification. The Undersigned hereby covenants and agrees to promptly notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty or covenant contained in Article II to be false or incorrect in any material respect (or in all respects with respect to those representations and warranties that are qualified by materiality or material adverse effect). The Company hereby covenants and agrees to notify the Undersigned and the Holders upon the occurrence of any event prior to the Closing that would cause any representation, warranty or covenant contained in Article III to be false or incorrect in any material respect (or in all respects with respect to those representations and warranties that are qualified by materiality or material adverse effect).

Article V: Miscellaneous

Section 5.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Purchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.3 Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York or the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 5.6 this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

Section 5.4 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 5.5 Third-Party Beneficiaries. Nothing herein shall grant to or create in any person not a party hereto (other than OpCo to the extent set forth herein), or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto; provided, however, that this Agreement is intended for the immediate benefit of OpCo and OpCo may rely on the provisions of this Agreement, including, but not limited to, the respective covenants, representations and warranties of the Undersigned, each Purchaser and the Company.

Section 5.6 Notice. All notices, requests and other communications given, made or delivered pursuant to this Agreement shall be in writing and shall be deemed effectively given, made or delivered upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail (to the extent an electronic mail address is provided) during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. The addresses for any such notices shall be, unless changed by the applicable party via notice to the other parties in accordance herewith, as set forth on the signature page to this Agreement.

Section 5.7 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (in the case of assignment by a Purchaser) or the Undersigned and each Holder (in the case of assignment by the Company).

Section 5.8 Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the transactions contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things reasonably necessary under applicable laws to consummate and make effective the transactions contemplated hereby, including the obtaining of all reasonably necessary approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

Section 5.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

Section 5.10 Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on the tenth (10th) business day following the date hereof, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. Upon termination of this Agreement, except as set forth in the proviso to the foregoing sentence, this Agreement shall be void and of no further effect and any portion of the Purchase Price paid by any Purchaser to the Company in connection herewith shall promptly (and in any event within one business day) following the termination be returned to such Purchaser.

Section 5.11 Several. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser or any other investor under the Purchase Documents, and each Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under this Agreement or any Other Purchaser or other investor under the other Purchase Documents. The decision of each Purchaser to purchase Purchased Notes or Conversion Shares pursuant to this Agreement has been made by such Purchaser independently of any Other Purchaser or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its respective subsidiaries which may have been made or given by any Other Purchaser or investor or by any agent or employee of any Other Purchaser or investor, and neither such Purchaser nor any of its agents or employees shall have any liability to any Other Purchase or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Purchase Document, and no action taken by any Purchaser or investor pursuant hereto or thereto, shall be deemed to constitute such Purchaser and Other Purchasers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Purchaser and Other Purchasers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the other Purchase Documents. Each Purchaser acknowledges that no Other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and no Other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchased Notes or Conversion Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser or investor to be joined as an additional party in any proceeding for such purpose.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:	New Mountain Finance Corporation

(in its capacities described in the first paragraph hereof)

By:	By:
Name:	Name:
Title:	Title:
Address	Address:

[Signature Page to Purchase Agreement]

EXHIBIT A

Purchasing Beneficial Owners

Name of Beneficial Owner	Issue Price (as % of Par)	Principal Amount of Purchased Notes	Cash to Wire (Column 2 multiplied by Column 3) (the “Purchase Price”)*

* The Company’s wiring instructions for delivery of the Purchase Price to the Company will be provided in writing to the Undersigned by the Company via OpCo at least two business days prior to Closing.

EXHIBIT B

Form of Indenture